Exhibit 10.69

MOBILE SATELLITE VENTURES LP

2001 UNIT INCENTIVE PLAN (AS AMENDED)

PHANTOM UNIT AGREEMENT

Mobile Satellite Ventures LP, a Delaware limited partnership (the “Partnership”), hereby grants Phantom Units with respect to Units (the “Units”) as those Units are described in the Amended and Restated Limited Partnership Agreement of Mobile Satellite Ventures LP (the “LP Agreement”) to the Participant named below. The terms and conditions of this grant of Phantom Units are set forth in this Phantom Unit Agreement (the “Agreement”), and in the Mobile Satellite Ventures LP 2001 Unit Incentive Plan (the “Plan”).

Grant Date	January 27, 2006	Number of Phantom Units:	50,000

Participant’s Name	Scott MacLeod	Participant’s SSN	###-##-####

Vesting Schedule	Except in case of an Accelerated Vesting Event, as provided below, the Phantom Units shall vest according to the following Vesting Schedule:

	Anniversary of Grant Date	% Vested	Anniversary of Grant Date	% Vested
	First Anniversary	0	Fourth Anniversary	80%
	Second Anniversary	40%	Fifth Anniversary	100%
	Third Anniversary	60%

Accelerated Vesting Events

•     If, after the first anniversary of the Grant Date and before the second anniversary of the Grant Date, Units (or shares in any (i) successor to the Partnership or (ii) other entity owning a majority of the Partnership’s outstanding Units) are listed on an established national or regional stock exchange, are admitted for quotation on The NASDAQ Stock Market, or are publicly traded in an established securities market, 50% of the Phantom Units that would otherwise vest on the second anniversary of the grant date (20% of the total Phantom Units) shall immediately vest, and the remainder shall vest in accordance with the Vesting Schedule, above, subject to the Accelerated Vesting Events below.

•     If the Partnership terminates the Participant’s Service involuntarily without Cause, all unvested Phantom Units shall vest on the date the Participant’s Service terminates.

•     If a Change of Control occurs, vesting of the Phantom Units shall be accelerated to the same extent as vesting of options held by the Participant is accelerated pursuant to the Executive Change of Control Agreement between the Participant and the Partnership.

Time of Payment	Payment of Phantom Units, in the form described herein, will be made as soon as practicable after the Phantom Units vest, but in no event later than March 15 of the year following the year in which the Phantom Units vest.

My signature at the end of this Agreement indicates that I understand and agree to the terms and conditions set forth in this Agreement and the Plan. Initials:          Date:

This document is not a share certificate or a negotiable instrument.

MOBILE SATELLITE VENTURES LP

2001 UNIT INCENTIVE PLAN (AS AMENDED)

PHANTOM UNIT AGREEMENT

This Agreement evidences a grant of Phantom Units under the Mobile Satellite Ventures LP 2001 Unit Incentive Plan (the “Plan”). The name of the recipient, the number of Phantom Units, the vesting schedule, and the time of payment are set forth in the cover page, which is part of this Agreement. The words “you,” “your,” and similar terms refer to the Participant to whom the Phantom Units are granted.

The Phantom Units are subject to the following terms and conditions:

Vesting	The Phantom Units shall vest according to the Vesting Schedule set forth in the cover page, provided that your Service continues until the applicable vesting date.

No Phantom Units will vest after your Service has terminated for any reason.

Termination of Service	The Partnership reserves the right to determine in its sole discretion when Service terminates for all purposes under the Plan. Resignation, expiration of a fixed term of office or appointment, death, Disability, Cause or delivery by the Partnership or Affiliate of notice of termination of Service are some examples of Termination of Service.

If your Service terminates for any reason, other than a termination by the Partnership without Cause, any unvested Phantom Units shall be immediately forfeited. If the Partnership terminates your Service involuntarily without Cause, the accelerated vesting rule set forth in the cover page shall apply.

For purposes of this Grant, termination of Service due to Disability or death shall not be treated as termination by the Partnership without Cause.

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

Cause	For purposes of this Agreement, and notwithstanding any definition of “Cause” in the Plan, Cause shall mean:

(i) gross negligence or willful misconduct in connection with the performance of duties;

(ii) conviction of a criminal offense (other than minor traffic offenses);

(iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-solicitation or non-competition agreements, if any, between you and the Partnership or an Affiliate;

(iv) refusal to cooperate in any lawful internal investigation approved by the Board or a committee thereof; or

(v) knowingly taking any action that, in the opinion of the Board or a committee thereof, harms the Partnership, an Affiliate, or the reputation of the Partnership or an Affiliate.

The determination of whether a termination of Service was for Cause shall be made by the Partnership in its sole discretion.

Leaves of Absence	For purposes of this Grant, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Partnership in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on such a leave, unless your right to return to active Service is specifically guaranteed by applicable law or by a written contract.

Your Service terminates in any event when any approved leave ends unless you immediately return to active work.

Death	If your Service terminates because of your death, then any amounts payable with respect to Phantom Units that vested before your death (but that were not already paid to you) shall be paid in accordance with this Agreement to your estate, and any unvested Phantom Units shall be forfeited.

Change of Control	Unless otherwise specified in the cover page, there is no acceleration of vesting upon a Change of Control.

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

Conversion Upon Triggering Event

Upon a Triggering Event or similar transaction in which a corporation succeeds to the Partnership’s business or acquires more than a majority of the Partnership’s outstanding units, to the extent permitted under applicable laws (and with respect to Phantom Units that are not vested and paid before such Triggering Event or similar event), references in this Agreement to the Partnership shall be understood to refer to the resulting corporation and references in this Agreement to Units shall be understood to refer to shares of the resulting corporation’s common stock. For example, your Phantom Units shall be exchanged for or converted into phantom shares of the resulting corporation’s common stock such that (i) the Fair Market Value of your Phantom Units immediately before the Triggering Event (or similar event) will equal the Fair Market Value of your phantom shares immediately after the Triggering Event, (ii) each phantom share shall have a value equal to the Fair Market Value of one share of the resulting corporation’s common stock, and (iii) payments that otherwise could have been made in the form of Units may be made in shares of the resulting corporation’s common stock.

If the Partnership, with advice from its counsel, determines that any exchange or conversion described above would violate applicable laws, then each unvested Phantom Unit shall be canceled.

Form and Amount of Payment

Payment shall be made in Units (or shares in any successor to the Partnership) unless Units (or shares in any successor to the Partnership) are not (i) listed on an established national or regional stock exchange, (ii) admitted for quotation on The NASDAQ Stock Market, or (iii) publicly traded in an established securities market. If no such public market exists, payment shall be made in cash unless you and the Partnership agree to payment in Units.

The amount of the payment shall be as follows:

•     If paid in Units, one Unit for each Vested Phantom Unit, or

•     If paid in cash, an amount equal to the Fair Market Value of the underlying Units on the date the Phantom Units vest.

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

Restrictions on Delivery

If, at the time payment would otherwise be made, (i) there is a public market for the Units and the Partnership, with advice from its counsel, determines that delivery of any Units would be prohibited under applicable laws, or (ii) there is no public market for Units and the Partnership, with advice from its counsel, determines that both the delivery of Units and the payment of Phantom Units in cash would be prohibited under applicable laws, then payment will be made only to the extent permitted under the applicable laws (if at all, as determined by the Partnership, with advice from its counsel) and payment of all remaining amounts will be delayed, notwithstanding the Time of Payment specified in the cover page, until the earliest practicable date on which payment may be made without violating applicable laws (as determined by the Partnership, with advice from its counsel).

The Partnership shall not be liable for the consequences of any delay caused by the inability to obtain regulatory authority that it deems necessary for payment to be made.

Withholding Taxes

The Partnership ordinarily must withhold income and employment taxes when it pays cash or delivers Units.

•     If the Phantom Units are settled in cash, the Partnership will withhold an amount sufficient to satisfy all withholding obligations.

•     If the Phantom Units are settled in Units, the Partnership may either (i) require you to remit to the Partnership cash and/or Units in an amount sufficient to satisfy all withholding obligations, or (ii) upon your request and with approval from the Board or the Committee, reduce the number of Units deliverable to you by a number sufficient to cover all withholding obligations.

You remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to this Grant. The Partnership and Affiliates are not responsible for any liability or penalty that you incur by failing to make timely payments of tax.

Nontransferability	During your lifetime, you may not transfer or assign any Phantom Units granted under this Agreement. For instance, you may not sell unvested Phantom Units or use them as security for a loan. You may, however, transfer the right to receive payment for any vested but unpaid Phantom Units in your will; the right to receive such payment may also be transferred upon your death by the laws of descent and distribution.

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

Market Stand-off Agreement	In connection with any underwritten public offering by the Partnership of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Partnership’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Units without the prior written consent of the Partnership or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Partnership or the underwriters (not to exceed 180 days in length).

Investment Representation	If any transfer of Units under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of vesting that the Units being acquired upon vesting are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Partnership and its counsel.

The Partnership’s Right of First Refusal

In the event that you propose to sell, pledge or otherwise transfer to a third party any Units acquired under this Agreement, or any interest in such Units, the Partnership shall have the “Right of First Refusal” with respect to all (and not less than all) of such Units. If you desire to transfer Units acquired under this Agreement, you must give a written “Transfer Notice” to the Partnership describing fully the proposed transfer, including the number of Units proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the Units. The Partnership shall have the right to purchase all (and not less than all) of the Units on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Partnership.

If the Partnership fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Partnership, conclude a transfer of the Units subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

paragraph above. If the Partnership exercises its Right of First Refusal, the parties shall consummate the sale of the Units on the terms set forth in the Transfer Notice within such period as may be specified in the Transfer Notice, but no later than 60 days after the date when the Partnership received the Transfer Notice; provided, however, that in the event the Transfer Notice provided that payment for the Units was to be made in a form other than cash (or its equivalent) paid at the time of transfer, the Partnership shall have the option of paying for the Units with cash (or its equivalent) equal to the present value of the fair market value of the consideration described in the Transfer Notice, discounted at a rate per annum equal to the rate on 10-year Treasury Constant maturities (zero coupon bonds) on the date of receipt of the Transfer Notice.

The Partnership’s rights under this subsection shall be freely assignable, in whole or in part, shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Units.

The Partnership’s Right of First Refusal shall terminate in the event that the Units are listed on an established national or regional stock exchange, are admitted for quotation on The NASDAQ Stock Market, or are publicly traded in an established securities market.

Right to Repurchase	Following the termination of your Service for any reason, the Partnership shall have the right to repurchase all of those Units that you have acquired upon vesting of your Phantom Units. If the Partnership exercises its right to purchase the Units, the Partnership will notify you of its intention to purchase such Units, and will consummate the purchase within 90 days of your termination of Service.

The purchase price shall be the Fair Market Value of the Units on the date of your termination of Service.

The Partnership’s right of repurchase shall terminate in the event that the Units are listed on an established national or regional stock exchange, are admitted for quotation on The NASDAQ Stock Market, or are publicly traded in an established securities market.

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

Retention Rights and Nature of Grant	This Agreement is not an employment agreement. Neither your Phantom Units nor this Agreement give you the right to be retained by the Partnership (or any Affiliates) in any capacity. The Partnership (and each Affiliate) reserves the right to terminate your Service at any time and for any reason.

The value of your Phantom Units is an extraordinary item of income that shall not be considered as part of your compensation for the purposes of calculating any severance, bonus, long-service awards, pension, retirement or other benefits or similar payments.

The Grant described herein is a one-time benefit that does not create any contractual or other right to receive additional grants under the Plan or any similar arrangement.

Unitholder Rights	This Agreement does not give you any rights of a unitholder. By way of example, you do not have the right to vote the Units underlying your Phantom Units and you do not have the right to receive any distributions by the Partnership on Phantom Units. However, if the Phantom Units are settled in Units, you will gain unitholder rights when (i) a certificate for Units is issued and (ii) you have executed such documents as necessary to become a party to any agreement as the Partnership may require.

Forfeiture of Rights	If you should take actions in competition with the Partnership, the Partnership shall have the right to cause a forfeiture of your rights, including, but not limited to, the right to cause: (i) a forfeiture of any unvested Phantom Units and (ii) with respect to the period commencing twelve (12) months prior to your termination of Service with the Partnership and ending twelve (12) months following such termination of Service (A) a forfeiture of any cash or Units paid to you upon the vesting of Phantom Units and/or (B) if any Units paid to you upon vesting have been sold, transferred, or otherwise hypothecated, disgorgement of an amount equal to the Fair Market Value of such Units as of the date of vesting. Unless otherwise specified in an employment or other agreement between the Partnership and you, you take actions in competition with the Partnership if you directly or indirectly own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Partnership or any of its Affiliates is engaged during your employment or other relationship with the Partnership or its Affiliates or at the time of your termination of Service.

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

Adjustments	In the event of a share split, a share dividend or a similar change in the Units, the number of Phantom Units may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Phantom Units shall be subject to the terms of any agreement of merger, liquidation or reorganization in the event the Partnership is subject to such organizational activity.

Creditor’s Rights	Each Phantom Unit represents an unfunded and unsecured obligation of the Partnership. You shall have no rights other than those of a general creditor of the Partnership.

Parachute Limitations	Notwithstanding anything in this Agreement to the contrary, vesting of any Phantom Unit, and payment thereunder shall be subject to the Parachute Limitations set forth in Section 15 of the Plan.

Electronic Communications	You consent to receiving any information and materials relating to the Phantom Units and the Plan, including but not limited to any prospectuses and Plan documents, by any means of electronic delivery available now and/or in the future (including but not limited to e-mail, posting on the Partnership’s Intranet and/or by facsimile). Such consent shall remain in effect unless and until revoked in writing by you.

Notices

•     Any notice from you to the Partnership must be in writing and shall be deemed effective when it is received by the Secretary of the Partnership at the Partnership’s principal office.

•     Any notice from the Partnership to you must be in writing or electronic and shall be deemed effective when it is personally delivered to you, sent by e-mail, or deposited in the U.S. Mail, with postage and fees prepaid.

Legends	All certificates representing the Units issued upon vesting of Phantom Units shall, where applicable, have endorsed thereon the legends required by the LP Agreement (or any successor agreement or bylaws), if any.

American Jobs Creation Act of 2004	The Partnership may, in its discretion and without your consent, amend this Agreement to comply with section 409A of the Internal Revenue Code of 1986, as amended (including any administrative guidance issued thereunder) (collectively, “Section 409A”). This Agreement shall not be interpreted to transfer any liability for a failure to comply with Section 409A from you to the Partnership.

Applicable Law	This Agreement shall be governed by, interpreted, and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

The Plan	The text of the Plan is incorporated in this Agreement by reference. Pursuant to the Plan, this Agreement may be amended, suspended, or terminated by the Board or the Committee, as applicable, at any time and for any reason; provided that an amendment, suspension or termination that impairs your rights under this Agreement will not be effective unless and until you consent to the change (except to the extent that the Partnership, with advice of its counsel, determines that an amendment is necessary to comply with Section 409A), and provided that the Board’s discretion to amend, suspend, or terminate this Agreement does not cause this Grant of Phantom Units to fail to comply with Section 409A.

Interpretation and Construction	Unless indicated otherwise herein, capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Where there is an inconsistency between the Plan and this Agreement, the Plan prevails. Where there is an inconsistency between the cover page and the remainder of this Agreement, the cover page prevails.

This Agreement shall be construed and interpreted by the Board or the Committee, in their sole discretion. Any interpretation or other determination by the Board or the Committee (including but not limited to correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.

Severability	To the extent possible, any provision in this Agreement that is determined to be unenforceable shall be construed or deemed to be amended in a manner that resolves the applicable infirmity without materially changing the Agreement. If the Board or the Committee determines that any infirmity cannot be resolved without materially changing the Agreement, the infirm provision shall be stricken (as it applies in the jurisdiction where it is invalid) and the remainder of Agreement shall continue in full force and effect.

Waiver	The waiver by you or the Partnership of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

Captions and Headings	The captions and headings in this Agreement are provided solely as a convenience to facilitate reference. The captions and headings shall not be relevant for purposes of construing or interpreting any part of this Agreement.

Entire Understanding	This Agreement and the Plan constitute the entire understanding between you and the Partnership regarding the Phantom Units described in the cover page. Any prior agreements, commitments, or negotiations concerning the Phantom Units described in the cover page are superseded.

Mobile Satellite Ventures LP

2001 Unit Incentive Plan

Phantom Unit Agreement

Other Agreements	You agree, as a condition of the grant of this Grant that if Units are transferred to you when any Phantom Units vest, you will execute such document(s) as necessary to become a party to any shareholder agreement, limited partnership agreement, or any unitholder’s agreement, or such other similar agreement as the Partnership may require.

MOBILE SATELLITE VENTURES LP

By:
Title:

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature

Participant’s Name (please print)